[LETTERHEAD]
[AETNA LOGO]

                                                  Aetna Inc.
                                                  151 Farmington Avenue
                                                  Hartford, CT  06156-8975

                                                  Michael A. Pignatella

                                                  Counsel
                                                  AFS Law, TS31
                                                  (860) 273-0261
                                                  Fax: (860) 273-9407
April 18, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re: Aetna Life Insurance and Annuity Company and its Variable Life Account B Post-Effective Amendment No. 13 to Registration Statement on Form S-6 Prospectus Title: AetnaVest Plus
       File Nos.:  33-76018 and 811-4536

Dear Sir or Madam:

The undersigned serves as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company"). It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the "Securities") under the Securities Act of 1933 (the "Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with this opinion, I or those for whom I have supervisory responsibility, have reviewed the S-6 Registration Statement, as amended to the date hereof, and this Post-Effective Amendment No. 13. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.
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Based upon the foregoing, I am of the opinion that the Securities have been legally authorized and, assuming that the Securities have been issued and sold in accordance with the provisions of the prospectus being registered, will be legally issued.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Michael A. Pignatella

Michael A. Pignatella